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                                                                    Exhibit 10.1

                                                                 Execution Draft

                Technology Assignment and License Back Agreement

      This Technology Assignment and License Back Agreement ("Agreement") is made effective this 29th day of September, 2000 (the "Effective Date") by and between Satori, Inc. ("Satori") with offices located at 435 Devon Park Drive, Building 600, Wayne, PA 19087 and Breakaway Solutions, Inc. ("Breakaway") with offices located at 50 Rowes Wharf, 6th Floor, Boston, Massachusetts 02110.

      Whereas, Satori has engaged Breakaway to create for Satori and assign to Satori certain Internet technology known as Market Maker (as defined more specifically below) as well as certain other technology known as Dashboard and Deallog (as also defined more specifically below);

      Whereas, Breakaway desires a license from Satori to provide access to Market Maker to its Customers (as defined below) and Breakaway desires a license from Satori to use portions of Dashboard and Deallog;

      Whereas, each of the parties desire that Breakaway sell certain Hardware (as defined below) to Satori; and

      Whereas, each of Breakaway and Satori desire to set forth their rights and obligations with respect to Market Maker, Dashboard and Deallog, the Hardware, and other related matters.

      Now, therefore, intending to be legally bound, Breakaway and Satori agree as follows:

1.    Definitions.

      1.1. "Assignment of Transferred Technology" means the Assignment of Transferred Technology attached hereto as Schedule B.

      1.2. "Bill of Sale" means the Bill of Sale attached hereto as Schedule C.

      1.3. "Customer" means an entity to whom Breakaway provides access to Market Maker pursuant to the terms and conditions of the Technology License Agreement or otherwise as permitted hereby. The term Customer also includes Breakaway Solutions Asia Pacific Limited (a Bermuda company) and Breakaway Solutions Japan KK (a Japanese corporation) and all present or future subsidiaries or affiliates of Breakaway.

      1.4. "Dashboard and Deallog" means certain Technology known as Dashboard and Deallog described in the attached Schedule H and all Enhancements thereto.

      1.5. "Documentation" means any and all documentation (including, without limitation, all applicable systems administration guides, user's guides, installation guides, data dictionary manuals, functional specification manuals, table reference manuals, training materials and API
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reference manuals, testing procedures) related to: (i) Market Maker; (ii)
Dashboard and Deallog; or (iii) both (i) and (ii).

      1.6. "Effective Date" shall have the meaning set forth above.

      1.7. "Enhancements" means, with respect to any Technology, new updates, new releases, new versions, revisions, patches, error corrections, modifications and enhancements.

      1.8. "Fee Schedule" means the Fee Schedule set forth in Schedule D, attached hereto.

      1.9. "Hardware" means the hardware listed in Schedule E, attached hereto.

      1.10. "Intellectual Property Rights" means all intellectual property rights worldwide relating to Market Maker and Dashboard and Deallog arising under statutory or common law, and whether or not perfected, including, without limitation, all: (i) patents and patent applications; (ii) rights associated with works of authorship including, without limitation, copyrights, copyright registrations, applications for copyright registrations, mask work rights, mask work applications, and mask work registrations; (iii) trade secrets and confidential or proprietary information; (iv) trademarks, service marks, tradenames, trade dress, logos, slogans, and domain names and all applications and registrations therefor; (v) all paternity, integrity or other moral rights; and (vi) all divisions, continuations, renewals, reissues and extensions of the foregoing (as and to the extent applicable) now existing, hereafter filed, issued or acquired.

      1.11. "Market Maker" means the Technology described in Schedule F and all Enhancements thereto.

      1.12. "Notice of Assignment" means the Notice of Assignment attached hereto as Schedule G.

      1.13. "Object Code" means, with respect to the Transferred Technology software, the executable version of such software and any associated user Documentation.

      1.14. "Source Code" means, with respect to the Transferred Technology software, the human readable, commented, computer programming code, associated procedural code, proprietary class libraries, user interfaces, scripts, applets, screens, tables, database dictionaries, all Documentation, flow charts, logic diagrams, programming manuals and any other files, data or materials that exist as at the Effective Date, and any Enhancements thereto.

      1.15. "Technology" means all software, (including, without limitation, Source Code) interfaces, Documentation, environments (but not Hardware), guides, tests, content, modules, and other materials in tangible and intangible forms which are described in Schedule F and Schedule H and all Intellectual Property Rights thereto.

      1.16. "Technology License Agreement" means the Technology License Agreement attached hereto as Schedule A.


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      1.17. "Transferred Technology" means, collectively, Market Maker and
Dashboard and Deallog.

2.    Execution of Documents.

      2.1. Execution of Assignment. Upon the Effective Date, Breakaway shall execute the Assignment of Transferred Technology attached hereto as Schedule B.

      2.2. Execution of Technology License Agreement. Upon the Effective Date, each party shall execute the Technology License Agreement attached hereto as Schedule A.

      2.3. Execution of Bill of Sale. Upon the Effective Date, Breakaway shall execute the Bill of Sale attached hereto as Schedule C.

      2.4. Execution of Notice of Assignment. Upon the Effective Date, Satori shall execute the Notice of Assignment attached hereto as Schedule G.

3.    Other Obligations.

      3.1. Delivery. Within five (5) days after the Effective Date, Breakaway shall deliver tangible copies of the Transferred Technology to Satori's premises located at the address set forth in the first paragraph of this Agreement.

      3.2. Technical Knowledge Transfer. For a period of one (1) year from the Effective Date, Breakaway shall cooperate reasonably with Satori or Satori's designee in transferring its technical know how with respect to the Transferred Technology to Satori or such designee. Such transfer shall consist solely of telephonic support that is promptly given upon Satori's request during Breakaway's ordinary business hours, up to a maximum of forty (40) hours per calendar month at Breakaway's customary time and materials rates.

      3.3. Hardware. For a mutually agreeable time, Breakaway shall store the Hardware at its premises. Upon the Effective Date, the risk of loss to the Hardware will pass from Breakaway to Satori and Satori shall bear responsibility of insuring the Hardware at its own expense. With respect to all Hardware remaining on Breakaway's premises, Breakaway shall use reasonable efforts to ensure that each such piece of Hardware is properly maintained in an environment that complies in all material respects with that specified by its respective manufacturer. Upon Satori's request, Breakaway shall cooperate reasonably with Satori to permit Satori or its designees to take possession of the Hardware and to remove the Hardware from Breakaway's premises.

      3.4. Fees. Each party shall pay to the other party the fees set forth in the Fee Schedule attached hereto as Schedule D on the terms and conditions set forth therein.


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      3.5. Releases. Effective upon the Effective Date, Satori releases
Breakaway from any and all obligations that Breakaway may have to Satori under any agreements, oral or written, expressed or implied. Effective upon the Effective Date and payment of any fees due to Breakaway pursuant to Schedule D,
Breakaway: (i) releases Satori from any and all obligations that Satori may have to Breakaway under any agreements, oral or written, expressed or implied; and
(ii) releases Internet Capital Group, Inc. from any and all obligations that Internet Capital Group, Inc. may have to Breakaway under any agreements, oral or written, expressed or implied, with respect to Industrial America. Internet Capital Group, Inc. may enforce this release as an intended third party beneficiary of this Agreement.

4.    Warranties; Indemnity; Limitation on Liability.

      4.1. Warranties. Each party represents and warrants to the other party that: (i) it has all requisite corporate authority and power to execute and deliver this Agreement and to consummate the transactions contemplated hereby;
(ii) the execution and delivery of this Agreement has been duly authorized and no other corporate proceedings are necessary to authorize the execution, delivery and performance of this Agreement and the documents and instruments contemplated hereby or to consummate the transactions contemplated hereby; (iii) this Agreement has been duly and validly executed and delivered by it and constitutes a legal, valid and binding obligation, enforceable against it in accordance with the terms hereof; (iv) the execution, delivery and performance by it of this Agreement does not violate or conflict with any provision of its Certificate of Incorporation or Bylaws (or corresponding documents) and does not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which it is a party or by which it is bound;
(v) no consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of it or any vote, consent or approval in any manner of the holders of any security is required as a condition to the execution and delivery of this Agreement or the performance by it of its obligations hereunder; and (vi) its performance under this Agreement shall not constitute a misappropriation or violation of the rights of any third parties or its duties to any third parties.

      4.2. Indemnity. Each party (the "Indemnitor") shall defend, hold harmless and indemnify the other party (the "Indemnitee"), its employees, officers, directors, shareholders and assigns, against any claim or action filed by a third party which, if true, would constitute a breach by the Indemnitor of its representation and warranty set forth in Section 4.1 (collectively, a "Claim"). Indemnitor shall have sole control over the defense of any Claim, including appeals, negotiations and the right to effect a settlement or compromise thereof, provided that: (i) Indemnitor may not partially settle any Claim without the written consent of Indemnitee, unless such settlement releases Indemnitee fully from such claim; (ii) Indemnitor shall promptly provide Indemnitee with copies of all pleadings or similar documents relating to any Claim; (iii) Indemnitor shall consult with Indemnitee with respect to the defense and settlement of any Claim; and (iv) in any litigation to which Indemnitee is a party, Indemnitee shall be entitled to be


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separately represented at its own expense by counsel of its own selection, subject to the right of the Indemnitor to control the defense.

      4.3. Limitation on Liability. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY, WHETHER IN CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHERWISE, ARISING HEREUNDER FOR ANY SPECIAL, PUNITIVE, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST DATA, LOST PROFITS OR DAMAGES RELATED TO BUSINESS INTERRUPTION EVEN IF THE OTHER PARTY OR SUCH THIRD PARTY IS NOTIFIED IN ADVANCE OF SUCH POSSIBILITY) ARISING OUT OF OR RELATING TO THIS AGREEMENT. EXCEPT FOR ACTIONS ARISING UNDER THIS SECTION 4, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY, WHETHER IN CONTRACT, STRICT LIABILITY, NEGLIGENCE OR OTHERWISE, ARISING HEREUNDER, FOR ANY AMOUNT IN EXCESS OF FIFTY THOUSAND DOLLARS ($50,0O0).

5.    General.

      5.1. Applicable Law. This Agreement shall be interpreted, construed and governed by the laws of the Commonwealth of Pennsylvania without regard to its conflict of law provisions.

      5.2. Assignment. All covenants, stipulations and promises in this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives. This Agreement shall be freely assignable by either party hereto.

      5.3. Venue for Litigation. Except for equitable relief, which may be sought in any court of competent jurisdiction, all disputes arising under this Agreement shall be resolved exclusively in the state and federal courts having jurisdiction over Philadelphia, Pennsylvania.

      5.4. Entire Understanding. This Agreement shall become binding when executed by both parties. This Agreement (which together with the Schedules, all of which are incorporated herein) constitutes the entire understanding of the parties and supersedes all prior or contemporaneous written and oral agreements with respect to the subject matter hereof. This Agreement may not be modified or amended except in writing signed by both parties.

      5.5. Headings. Headings used in this Agreement are for reference only and shall not be deemed a part of this Agreement.

      5.6. Independent Contractor. It is expressly agreed that the parties are acting hereunder as independent contractors and under no circumstances shall the personnel of one party be deemed employees of the other party for any purpose. This Agreement shall not be construed as authority for either party to act for the other party as an agent or in another capacity, nor shall this Agreement be construed as authority for either party to make commitments of any kind for the account of or on behalf of the other party.


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      5.7. Interpretation. The parties agree that the terms and conditions of this Agreement are the result of negotiations between the parties and that this Agreement shall not be construed in favor of or against any party by reason of the extent to which any party or its professional advisors participated in the preparation of this Agreement.

      5.8. Notices. All notices, requests, demands or communications required or permitted hereunder or under any agreement expressly contemplated hereby shall be in writing, delivered personally, certified or registered mail or overnight courier at the respective addresses set forth in the first paragraph of this Agreement (or at such other addresses as shall be given in writing by either party to the other), with a simultaneous copy sent to such receiving party's legal department by the same means. All notices and other communications shall be deemed effective: (i) on the business day received; in the case of personal delivery; (ii) on the next business day following the date of the facsimile or overnight courier; or (iii) when received if sent by registered or certified mail.

      5.9. Order of Precedence. Except where specified to the contrary, if any inconsistency arises between the terms and conditions of this Agreement and the terms and conditions of the Schedules, the terms and conditions of the Schedules shall control.

      5.10. Public Release of Information. No news releases, articles, brochures, advertisements, marketing or sales information, speeches or other information releases of the terms of this Agreement shall be made by either party without the prior written approval of the other party, except as may be required by law. Each party agrees to give the other reasonable advance time for review of any material submitted for approval.

      5.11. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be modified to the extent necessary to make it valid, legal and enforceable whilst preserving the intent of the parties, provided that if such provision cannot be so modified, then both parties shall be relieved of all rights and obligations arising under such provision, but only to the extent that such provision is invalid, illegal or unenforceable, and all other provisions of this Agreement shall be regarded as fully valid and enforceable unless otherwise proved invalid, illegal or unenforceable.

                            [continued on next page]


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      5.12. Waiver. The failure of either party to insist on the strict performance of any terms, covenants and conditions of this Agreement any time, or in any one or more instances, or its failure to take advantage of any of its rights hereunder, or any course of conduct or dealing shall not be construed as a waiver or relinquishment of any such rights or conditions at any future time and shall in no way effect the continuance in fall force and effect of all the provisions of this Agreement.

AGREED TO AND ACCEPTED

Satori, Inc.                                  Breakaway Solutions, Inc.


By: /s/ Henry N. Nassau                       By:  /s/ Gordon Brooks
   -------------------------------               -------------------------------
(Signature)                                   (Signature)

Name: Henry N. Nassau                         Name:   Gordon Brooks
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(Please Print)                                (Please Print)

Title: Secretary                              Title:   Chief Executive Officer
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(Please Print)                                (Please Print)

Date: 9/29/00                                 Date:  9/29/00
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